CONSENT SOLICITATION STATEMENT

                              [LOGO - IMPSAT]

                        IMPSAT FIBER NETWORKS, INC.
                        SOLICITATION OF CONSENTS TO
                         PROPOSED AMENDMENTS TO THE
         INDENTURES WITH RESPECT TO THE FOLLOWING SERIES OF NOTES:

                                                                      PRINCIPAL AMOUNT   CUSIP
    TITLE OF SECURITIES                                                 OUTSTANDING     NUMBERS
    ----------------------------------------------------------------------------------------------
    Series A 6% Senior Guaranteed Convertible Notes due 2011          $67,308,419      45321TAL7

    Series B 6% Senior Guaranteed Convertible Notes due 2011          $25,595,000      45321TAM5
                                                                                       45321TAN3


     THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 15, 2006 UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION TIME"). CONSENTS MAY ONLY BE REVOKED UNDER THE CIRCUMSTANCES DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT AND THE LETTER OF CONSENT.

     IMPSAT Fiber Networks, Inc., a Delaware corporation ("IMPSAT") is soliciting consents (the "CONSENTS"), upon the terms and subject to the conditions set out in this Consent Solicitation Statement and in the accompanying letter of consent (the "LETTER OF CONSENT"), to (i) an amendment (the "PROPOSED SERIES A AMENDMENT") to the Indenture dated as of March 25, 2003 (the "SERIES A INDENTURE"), pursuant to which the Series A 6% Senior Guaranteed Convertible Notes due 2011 (the "SERIES A NOTES") were issued, and (ii) an amendment (the "PROPOSED SERIES B AMENDMENT" and, together with the Proposed Series A Amendment, the "PROPOSED AMENDMENTS") to the Indenture dated as of March 25, 2003 (the "SERIES B INDENTURE" and, together with the Series A Indenture, the "INDENTURES" and each, an
"INDENTURE"), pursuant to which the Series B 6% Senior Guaranteed Convertible Notes due 2011 (the "SERIES B NOTES" and, together with the Series A Notes, the "NOTES") were issued (the "CONSENT SOLICITATION").

     Impsat has entered into an Agreement and Plan of Merger, dated as of October 25, 2006 (the "MERGER AGREEMENT") with Global Crossing Limited ("GCL") and GC Crystal Acquisition, Inc. ("MERGERCO."). The Consents are being solicited in connection with the Merger. The closing of the Consent Solicitation is conditioned upon the receipt by Impsat of valid Consents from (i) Holders of a majority in principal amount of the Series A Notes outstanding as contemplated in Section 10.02 of the Series A Indenture (the "REQUISITE SERIES A CONSENT"), and (ii) Holders of a majority in principal amount of the Series B Notes outstanding as contemplated in Section 10.02 of the Series B Indenture (the "REQUISITE SERIES B CONSENT" and, together with the Requisite Series A Consent, the "REQUISITE CONSENTS"). At the Expiration Time, if Impsat has received the Requisite Consents, the Consent Solicitation will close, and Impsat and IMPSAT S.A. (the "GUARANTOR") will execute (i) a supplemental indenture to the Series A Indenture (the "SERIES A SUPPLEMENTAL INDENTURE"), and (ii) a supplemental indenture to the Series B Indenture (the "SERIES B SUPPLEMENTAL INDENTURE" and, together with the Series A Supplemental Indenture, the "SUPPLEMENTAL INDENTURES"), with the
Trustee. The Supplemental Indentures will give effect to the Proposed Amendments, which will become operative at the effective time of the closing of the Merger as contemplated in the Merger Agreement (the "EFFECTIVE TIME OF THE MERGER"). The Consent Solicitation with respect to the Series A Notes is conditioned upon receipt by Impsat of the Requisite Series B Consent and the Consent Solicitation with respect to the Series B Notes is conditioned upon receipt by Impsat of the Requisite Series A Consent.

     If Impsat receives the Requisite Consents, Impsat will make cash payments to each Holder that consents to the Proposed Amendments, other than Holders of Notes whose Notes are not deemed to be outstanding under the Indentures for purposes of the Consents (each, a "CONSENTING HOLDER" and, together, the "CONSENTING HOLDERS") as set forth in the table below.


TITLE OF SECURITIES                                                INITIAL CONSENT PAYMENT*
----------------------------------------------------------------------------------------------
Series A 6% Senior Guaranteed Convertible Notes due 2011           $ 2.50
Series B 6% Senior Guaranteed Convertible Notes due 2011           $ 2.50
-----------------
* Per $1,000 in outstanding principal amount.


     Impsat will not be required to make the payments described in the table above if it terminates the Consent Solicitation on or prior to the Expiration Time or if it does not receive the Requisite Series A Consent and the Requisite Series B Consent.

     The Consent Solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on November 1, 2006 (the "RECORD DATE") and their duly designated proxies. As of November 1, 2006, all of the Series A Notes were held through The Depository Trust Company ("DTC") by participants in DTC ("DTC PARTICIPANTS" and, together with all other registered holders of Notes as of the Record Date, the "HOLDERS"). DTC will issue an "omnibus proxy" authorizing DTC Participants as of the Record Date to execute a Consent. Holders (including DTC Participants acting under the omnibus proxy) must complete, sign, date and deliver by mail or facsimile to the Tabulation Agent at the address or number set forth on the back cover of this Consent Solicitation Statement (and not revoke) valid Consents on or before the Expiration Time in order to receive the Consent Payments. A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner's behalf. See "The Consent Solicitation - Consent Procedures" below.

     This Consent Solicitation Statement describes the Proposed Amendments and the procedures for delivering and revoking Consents. Please read it carefully.

          The Solicitation Agent for the Consent Solicitation is:

                            GOLDMAN, SACHS & CO.

    The date of this Consent Solicitation Statement is November 2, 2006

                                  CONTENTS

Summary.................................................................  4
Certain Information and Incorporation by Reference......................  7
Background..............................................................  8
Purpose and Effects of the Consent Solicitation.........................  9
The Proposed Amendments.................................................  9
Effects of the Proposed Amendments...................................... 11
The Consent Solicitation................................................ 11
Certain Material United States Federal Income Tax Consequences.......... 17
Forward-Looking Statements.............................................. 23
Solicitation Agent; Tabulation Agent; Information Agent................. 24

                           ---------------------


     Holders residing outside the United States who wish to deliver Consents must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If Impsat becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, Impsat will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, Impsat cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

     No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by Impsat. The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to the date of this Consent Solicitation Statement.

                                 IMPORTANT

     Consenting Holders as of the Record Date should complete, sign and date the Letter of Consent included herewith (or a facsimile thereof) in accordance with the instructions therein, have its signature thereon guaranteed, if required, and mail or deliver it and any other required documents to the Tabulation Agent at its address set forth on the back cover hereof for receipt on or prior to the Expiration Time.

     Only Holders of record as of the Record Date and DTC Participants acting under the omnibus proxy may execute Consents. Once delivered, Consents may be revoked at any time prior to the Expiration Time. Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of record of such Notes as of the Record Date or a DTC Participant acting under the omnibus proxy (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is such a Holder of record to execute and deliver a Consent on behalf of such beneficial owner.

     Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Letter of Consent or related documents may be directed to the Information Agent at its address and telephone number set forth on the back cover hereof. A Holder may also contact the Solicitation Agent at its telephone number set forth on the back cover hereof or such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

     HOLDERS OF NOTES SHOULD NOT DELIVER CONSENTS TO IMPSAT, THE TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT AT ANY TIME.

     The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent. The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of Impsat since the date of this Consent Solicitation Statement.

     NEITHER THIS CONSENT SOLICITATION STATEMENT NOR THE LETTER OF CONSENT NOR ANY RELATED DOCUMENTS HAVE BEEN APPROVED OR REVIEWED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") OR ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY. NO AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT OR ANY RELATED DOCUMENTS, AND IT IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE TO MAKE ANY REPRESENTATION TO THE CONTRARY.

     This Consent Solicitation Statement is solely for the purposes of the Consent Solicitation. Neither the Consent Solicitation nor the delivery of this Consent Solicitation Statement constitutes an offering of Securities of Impsat or any other person, and this Consent Solicitation Statement may not be used for such purpose or in connection with the purchase or sale of any securities, including, without limitation, the Notes.

                                  SUMMARY

     This Consent Solicitation Statement contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. The following summary is not intended to be complete. Holders are urged to read the more detailed information set forth elsewhere and incorporated by reference in this Consent Solicitation Statement. Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Consent Solicitation Statement.

     Impsat is soliciting Consents to the Proposed Amendments to the Series A Indenture and the Series B Indenture, each between Impsat, the Guarantor and The Bank of New York, as Trustee (the "TRUSTEE"). After receipt of the Requisite Consents, Impsat and the Guarantor will execute the Supplemental Indentures with the Trustee. The Supplemental Indentures will provide that they will become effective upon execution by Impsat, the Guarantor and the Trustee, and that the Proposed Amendments will become operative at the Effective Time of the Merger.

Company.....................    IMPSAT Fiber Networks, Inc.

Guarantor...................    IMPSAT S.A., a subsidiary of Impsat.

The Notes ..................    $67,308,419 in  aggregate principal  amount
                                of   Series   A   6%   Senior    Guaranteed
                                Convertible Notes due 2011; and

                                $25,595,000 in aggregate  principal  amount
                                of   Series   B   6%   Senior    Guaranteed
                                Convertible Notes due 2011.

CUSIPs......................    Series A Notes: 45321TAL7

                                Series B Notes: 45321TAM5
                                                45321TAN3

Purpose of Consent              The  principal  purpose  of   this  Consent
Solicitation................    Solicitation is to obtain Consents to adopt
                                the Proposed Amendments. The Consents are being solicited in connection with the Merger.

Proposed Amendments.........    The Proposed Amendments  would, among other
                                things, eliminate certain conditions to the defeasance and discharge of the Notes. For a description of the Proposed Amendments to the Indentures for which Consents are being sought, see "Proposed Amendments to the Indentures." The adoption of the Proposed
                                Amendments requires the Requisite Consents.

Consent  Payments...........    Impsat   will   make   cash   payments  to
                                Consenting Holders of the Series A Notes as
                                of the  Record  Date of $2.50 per $1,000 in
                                aggregate  principal  amount  of  Series  A
                                Notes for  which  Consent  is given,  which
                                payment  will  be  made  by  Impsat  on  or
                                promptly  after the  effective  date of the
                                Series  A   Supplemental   Indenture   (the
                                "SERIES A CONSENT  PAYMENT").  Impsat  will
                                make cash payments to Consenting Holders of
                                Series  B Notes  as of the  Record  Date of
                                $2.50  per  $1,000 in  aggregate  principal
                                amount of Series B Notes for which  Consent
                                is  given,  which  payment  will be made by
                                Impsat on or promptly  after the  Effective
                                Date of the Series B Supplemental Indenture
                                (the  "SERIES  B  CONSENT   PAYMENT"   and,
                                together with the Series A Consent Payment,
                                the   "CONSENT   PAYMENTS").   The  Consent
                                Payments  will  be  payable  to  Consenting
                                Holders regardless of whether the Merger closes. No accrued interest will be paid on the Consent Payments.

                                No Consent Payments will be paid to Holders who do not validly grant, or who revoke, Consents. See "Summary - Eligibility for Consent Payments."

Record Date.................    5:00 p.m., New York City time, on  November
                                1, 2006.

Effective Date..............    Impsat and the Guarantor  intend to execute
                                the Supplemental Indentures on or promptly after the Expiration Time. The Supplemental
                                Indentures will provide that they will become effective upon execution by Impsat, the Guarantor and the Trustee, and that the Proposed Amendments will become operative at the Effective Time of the Merger.

Effective Time of               The date that  the  Merger  is  effected as
the Merger..................    contemplated in the Merger Agreement.

Expiration Time.............    The Consent Solicitation will be open until
                                5:00 p.m.,  New York City time, on November
                                15, 2006, or until such later time and date
                                to  which  the  Consent   Solicitation   is
                                extended.   Holders  must   deliver   their
                                Consents to the Proposed  Amendments to the
                                Tabulation   Agent   on   or   before   the
                                Expiration Time in order to receive the Consent Payments.

                                Impsat reserves the right:

                                o  to  extend the  Expiration   Time,  with
                                   respect to either the Series A Notes or the Series B Notes from time to time;

                                o to waive, in whole or in part, any conditions to the Consent Solicitation;

                                o to terminate the Consent Solicitation at any time on or prior to the Expiration Time; and

                                o  to amend the Consent Solicitation at any
                                   time   prior  to  the  Expiration  Time,
                                   whether  or  not the Requisite  Series A
                                   Consent   or   the  Requisite  Series  B
                                   Consent has been received.

Eligibility for Consent         Upon   the   terms   and   subject  to  the
Payments....................    conditions set  forth   in   this   Consent
                                Solicitation Statement and in the Letter of
                                Consent,  Consenting  Holders  of  Series A
                                Notes or Series B Notes whose  Consents are
                                properly  received  and not  revoked  on or
                                prior  to  the  Expiration   Time  will  be
                                eligible to receive the applicable  Consent
                                Payments  upon  approval  of  the  Proposed
                                Series A Amendment and the Proposed  Series
                                B Amendment,  if Impsat has not  terminated
                                the Consent  Solicitation at any time on or
                                prior   to   the   Expiration   Time.   Any
                                subsequent transferees of Notes of such Holders, and any Holders who do not timely grant (or who revoke) a valid Consent (and their transferees), will not be entitled to receive the applicable Consent Payments even if the Proposed Amendments become effective.

Requisite Consents..........    Impsat  may  amend  each   Indenture   with
                                the  written  consent  of the  Holders of a
                                majority in  principal  amount of the Notes
                                then outstanding as contemplated in Section
                                10.02 of the Indentures.  Impsat is seeking
                                Consent  to the  Proposed  Amendments  as a
                                whole. Accordingly, a Consent purporting to
                                consent  to  only  some  of  the   Proposed
                                Amendments  will  not be  valid.  As of the
                                date   of   this    Consent    Solicitation
                                Statement,    the   aggregate   outstanding
                                principal amount of the Series A Notes is $67,308,419 and the aggregate outstanding principal amount of the Series B Notes is $25,595,000.


Consequences to Non-Consenting  If the Requisite  Consents are obtained and
Holders.....................    the  Consent   Payments   are  paid,   non-
                                consenting  Holders  will be  bound  by the
                                Proposed   Amendments   but   will  not  be
                                entitled to receive the Consent Payments.

Procedure for Delivery of       Consents  must  be  delivered  by  mail  or
Consents....................    facsimile to  the Tabulation  Agent  at the
                                address  or  number  set  forth on the back
                                cover  page  of this  Consent  Solicitation
                                Statement on or before the Expiration Time.
                                Only  registered  owners of Notes as of the
                                Record   Date  or  their  duly   designated
                                proxies,  including DTC  Participants,  are
                                eligible   to  consent   to  the   Proposed
                                Amendments    and   receive   the   Consent
                                Payments.  Therefore, a beneficial owner of
                                an  interest in Notes held in an account of
                                a DTC  Participant  who wishes to deliver a
                                Consent  must  properly  instruct  such DTC
                                Participant  to cause a Consent to be given
                                in respect of such Notes on such beneficial
                                owner's    behalf.    See   "The    Consent
                                Solicitation - Consent Procedures."

Notices.....................    Any   extension,   waiver,  termination  or
                                amendment of the Consent  Solicitation,  or
                                any delay in making Consent Payments,  will
                                be  followed  as  promptly  as  practicable
                                either   by   written   notice   mailed  to
                                registered    Holders    or    by    public
                                announcement,  with the announcement in the
                                case of an  extension to be issued no later
                                than 9:00 a.m.,  New York City time, on the
                                first  business  day after  the  previously
                                scheduled Expiration Date. Without limiting
                                the  manner in which  Impsat  may choose to
                                make any public  announcement,  Impsat will
                                have no obligation to publish, advertise or
                                otherwise   communicate   any  such  public
                                announcement   other   than  by  issuing  a
                                release to the Dow Jones News Service.

Revocation of Consents......    Consents can be revoked only by  delivering
                                a  written  notice  of  revocation  to  the
                                Tabulation  Agent.  Revocation  of Consents
                                with  respect  to the  Notes may be made at
                                any time prior to the Expiration  Time. Any
                                Holder who properly  revokes a Consent will
                                not  receive a Consent  Payment  unless and
                                until a subsequent Consent from such Holder
                                has  been  properly  received  prior to the
                                Expiration Time and not thereafter revoked.
                                The transfer of Notes after the Record Date
                                will NOT have the  effect of  revoking  any
                                Letter  of  Consent  theretofore   properly
                                received  by  the  Tabulation  Agent.  Each
                                Consent properly received by the Tabulation
                                Agent will be counted  notwithstanding  any
                                transfer of the Notes to which such Consent
                                relates,  unless the procedure for revoking
                                Consents    described   in   this   Consent
                                Solicitation  Statement  has been  complied
                                with.  See  "The  Consent   Solicitation  -
                                Revocation of Consents."

Solicitation Agent..........    Goldman,   Sachs  &  Co.  is   serving   as
                                Solicitation Agent in connection with the Consent Solicitation.

Information Agent...........    Georgeson  Inc. is  serving as  Information
                                Agent with the Consent Solicitation.

Tabulation Agent............    The   Bank   of   New  York is  serving  as
                                Tabulation Agent in connection with the Consent Solicitation.

Material United States Federal  For  a  discussion   of   certain  material
Income Tax Consequences.....    United    States    Federal    income   tax
                                consequences of the Consent Solicitation to beneficial owners of Notes, see "Certain
                                Material  United States  Federal Income Tax
                                Consequences."

Additional Information......    For additional  information  or   questions
                                regarding the Consent  Solicitation and the
                                procedure  for   consenting,   contact  the
                                Information   Agent  at  the   address  and
                                telephone  numbers  set  forth  on the back
                                cover   of   this   Consent    Solicitation
                                Statement.

             CERTAIN INFORMATION AND INCORPORATION BY REFERENCE

     Impsat  files  annual,   quarterly  and  current   reports  and  other
information under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), with the SEC. Such reports and other information (including the documents incorporated by reference into this Consent Solicitation Statement) may be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports and other information regarding companies like Impsat that file electronically with the SEC.

     This Consent Solicitation Statement incorporates by reference the following documents that Impsat has previously filed with the SEC:

   o Impsat's Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 31, 2006;

   o Impsat's Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 2006, filed on May 15, 2006 and (ii) June 30, 2006, filed on August 14, 2006;

   o   Impsat's Proxy Statement, filed on March 31, 2006; and

   o Impsat's Current Reports on Form 8-K (other than the Current Reports furnished under Items 2.02 or 7.01 of Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01 of Form 8-K)) filed on April 25, 2006, May 22, 2006, June 30, 2006, October 26, 2006, October 30, 2006 and October 31, 2006.

     This Consent Solicitation Statement also incorporates by reference any future filings that Impsat may make with the SEC under the Exchange Act, until termination, expiration or completion of the Consent Solicitation (other than the Current Reports furnished under Items 2.02 or 7.01 of Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01 of Form 8-K)).

     Any statement contained in this Consent Solicitation Statement or incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in any reports or other documents Impsat may file under the Exchange Act after the date of this Consent Solicitation Statement and that are incorporated by reference in this Consent Solicitation Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Consent Solicitation Statement, except as so modified or superseded. Subject to the foregoing, all information appearing in this Consent Solicitation Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

     You may obtain a copy of these documents, at no cost, by writing or calling the Information Agent at the following address:

                               Georgeson Inc.
                        17 State Street, 10th Floor
                             New York, NY 10004
                  Banks and Brokers call: (212) 440-9800
                         Toll Free: (866) 277-5068

     In addition, you may also obtain a copy of any of these documents, at no cost, by writing or calling Impsat at the following address:

                        IMPSAT Fiber Networks, Inc.
                      Elvira Rawson de Dellepiane 150
                              Piso 8, C1107BCA
                          Buenos Aires, Argentina
                              (5411) 5170-0000

                                 BACKGROUND

     This Consent Solicitation Statement contains important information which should be read before a decision is made with respect to the Consent Solicitation. As used in this Consent Solicitation Statement, the terms "we," "our," "us," "Impsat" and the "Company" refer to IMPSAT Fiber Networks, Inc. and its predecessors, subsidiaries and affiliates unless the context indicates otherwise.

THE COMPANY

     Impsat is a provider of private telecommunications network and Internet services, and offers integrated data, voice, data center and Internet solutions, with an emphasis on broadband transmission, for national and multinational companies, financial institutions, governmental agencies and other business customers. Impsat has operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States and also provide its services in other countries in Latin America and the Caribbean. Impsat provides telecommunications, data center and Internet services through its networks, which consist of owned fiber optic and wireless links, teleports, data centers, earth stations and leased fiber optic and satellite links.

     Impsat has an extensive pan-Latin American broadband fiber optic network. At December 31, 2005, the Broadband Network comprised 15 metropolitan area fiber optic networks and wireless links, extending over 1,000 route kilometers in some of the largest cities in Latin America, including Buenos Aires, Bogota, Caracas, Quito, Guayaquil, Rio de Janeiro and Sao Paulo. Impsat's Broadband Network includes 15 IMPSAT-owned and operated data centers, located in the largest cities in Argentina, Brazil, Colombia, Peru, Chile, and Venezuela, and long-haul fiber optic backbones in Brazil, Argentina, Chile and Colombia extending over 8,880 route kilometers. Our Broadband Network supports different advanced transmission technologies including Dense Wave Division Multiplexing, or DWDM, Asynchronous Transfer Mode, or ATM, Multiprotocol Label Switching, or MPLS and Internet Protocol, or IP.

     IMPSAT Corporation was organized in 1994 as a Delaware holding company to combine the IMPSAT businesses in Argentina, Colombia and Venezuela. Our operations started in Argentina in 1990 under the name IMPSAT S.A. (IMPSAT Argentina). It began operations outside of Argentina with the establishment of IMPSAT S.A. (IMPSAT Colombia) in 1991 and the establishment of Telecomunicaciones Impsat S.A. (IMPSAT Venezuela) in 1992. New operating subsidiaries were created in Ecuador (Impsatel del Ecuador S.A., which we call IMPSAT Ecuador), in the United States (IMPSAT USA, Inc.) in 1995 and in Brazil (Impsat Comunicacoes Ltda., which we call IMPSAT Brazil) in 1998. In January 2000, Impsat changed the Company's name from IMPSAT Corporation to IMPSAT Fiber Networks, Inc. During 2001, Impsat commenced operations in Chile (Impsat Chile S.A., or IMPSAT Chile) and Peru (Impsat S.A., or IMPSAT
Peru).

     On June 11, 2002, Impsat filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the bankruptcy court. On September 4, 2002, Impsat filed its plan of reorganization, which it refers to as the Plan, with the bankruptcy court. During the bankruptcy proceedings, the Company operated its business and managed its assets in the ordinary course as a debtor-in-possession. By order dated December 16, 2002, the bankruptcy court confirmed the Plan. In accordance with the terms of the Plan, we formally emerged from bankruptcy on March 25, 2003. As a result of the Chapter 11 reorganization the Company reduced its indebtedness by more than $700 million.

THE MERGER

     Impsat entered into the Merger Agreement with GCL and MergerCo, dated as of October 25, 2006, pursuant to which MergerCo will be merged (the "MERGER") with and into Impsat, with Impsat as the surviving company in the Merger as an indirect wholly-owned subsidiary of GCL. The Merger is subject to customary closing conditions, including certain regulatory approvals.

              PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION

     The Consents are being solicited in connection with the Merger. The closing of the Consent Solicitation is conditioned upon the receipt by Impsat of the Requisite Consents. At the Expiration Time, the Consent Solicitation will close, and if Impsat has received the Requisite Consents, Impsat and the Guarantor will execute the Supplemental Indentures with the Trustee. The Supplemental Indentures will provide that they will become effective upon execution by Impsat, the Guarantor and the Trustee. The Supplemental Indentures will give effect to the Proposed Amendments, which will become operative at the Effective Time of the Merger.

     The Proposed Amendments would, among other things, eliminate certain conditions to the defeasance and discharge of the Notes. For a description of the Proposed Amendments to the Indentures for which Consents are being sought, see "Proposed Amendments to the Indentures."

     Impsat has retained Goldman, Sachs & Co. ("GOLDMAN SACHS") to act as solicitation agent (the "SOLICITATION AGENT") in connection with the Consent Solicitation. Georgeson Inc. ("GEORGESON") has been appointed as information agent (the "INFORMATION AGENT") with respect to the Consent Solicitation, and The Bank of New York has been appointed as Tabulation Agent (the "TABULATION AGENT").

     NONE OF THE TRUSTEE, THE SOLICITATION AGENT, THE INFORMATION AGENT OR THE TABULATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD PROVIDE CONSENTS TO THE PROPOSED AMENDMENTS.

                          THE PROPOSED AMENDMENTS

     Set forth below are the provisions of the Indentures that would be amended by the Proposed Amendments. The following is qualified in its entirety by reference to the forms of the Supplemental Indentures.
Capitalized terms not otherwise defined in this Consent Solicitation Statement have the meanings assigned to them in the Indentures.

GENERAL

     In connection with the Merger, Impsat is soliciting the Consents of the Holders to the Proposed Amendments and to the execution and delivery by Impsat of the Supplemental Indentures. The Proposed Amendments with respect to each of the Series A Notes and the Series B Notes constitute a single proposal, and a Holder must Consent to the Proposed Amendments as an entirety and may not Consent selectively to specific Proposed Amendments. If the Requisite Consents are obtained, the Proposed Amendments will become operative at the Effective Time of the Merger.

     Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indentures. The changes included in the Proposed Amendments will not alter Impsat's obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes, except as specifically set forth in this Consent Solicitation Statement.

     The Supplemental Indentures will amend certain of the defeasance and discharge provisions in Article 8 of the Series A Indenture and in Article 8 of the Series B Indenture to eliminate certain conditions to the defeasance and discharge of the Notes. If the Requisite Consents are obtained, non-consenting Holders will be bound by the Proposed Amendments but will not be entitled to receive the Consent Payments. The Consent Solicitation with respect to the Series A Notes is conditioned upon receipt by Impsat of the Requisite Series B Consent and the Consent Solicitation with respect to the Series B Notes is conditioned upon receipt by Impsat of the Requisite Series A Consent. After receipt of the Requisite Consents, Impsat will execute the Supplemental Indentures with the Guarantor and Trustee. The Supplemental Indentures will provide that they will become effective upon execution by Impsat, the Guarantor and the Trustee, and that the Proposed Amendments will become operative at the Effective Time of the Merger. By executing the applicable Supplemental Indenture, Impsat will irrevocably agree to pay the applicable Consent Payments to all Consenting Holders who have validly delivered (and not revoked) their Consents in accordance with the procedures of the Consent Solicitation Statement on or prior to the Expiration Time; however, the Proposed Amendments will only become operative at the Effective Time of the Merger.

     Specifically, the Proposed Amendments would modify the provisions listed below in the Indentures and/or the Notes.

PROPOSED SERIES A AMENDMENTS

     o The Proposed Series A Amendments will amend the following provisions of the Series A Indenture with respect to the Series A Notes, as follows:

          o    Section 8.02. Defeasance and Discharge of Indenture;

               o The first paragraph will be amended to delete "on the 123rd day or, to the extent applicable under clause (B) below, one year after the date of the deposit referred to in clause (A) of this Section 8.02";

               o Clause (A) of the first paragraph will be amended by substituting "in the opinion of the Company expressed in an Officers' Certificate" in lieu of "in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification" and the word "and" will be added to the end of clause (A);

               o Clauses (B) through (F) of the first paragraph will be deleted;

               o Clause (G) of the first paragraph will be amended by substituting "(B)" in lieu of "(G)"; and

               o The second paragraph will be amended by substituting "upon compliance with the conditions set forth above," in lieu of "prior to the end of the 123-day (or one year) period referred to in clause (B)(ii)(y) of this
                    Section 8.02, none of the Company's or the Guarantors obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one-year) period with respect to this Section 8.02,".

          o    Section 8.07 Insiders.

               o Section 8.07 will be amended by substituting "Section" in lieu of "Sections 8.02(B)(ii)(y) and".

PROPOSED SERIES B AMENDMENTS

     o The Proposed Series B Amendments will amend the following provisions of the Series B Indenture with respect to the Series B Notes, as follows:

          o    Section 8.02. Defeasance and Discharge of Indenture;

               o The first paragraph will be amended to delete "on the 123rd day or, to the extent applicable under clause (B) below, one year after the date of the deposit referred to in clause (A) of this Section 8.02";

               o Clause (A) of the first paragraph will be amended by substituting "in the opinion of the Company expressed in an Officers' Certificate" in lieu of "in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification" and the word "and" will be added to the end of clause (A);

               o Clauses (B) through (F) of the first paragraph will be deleted;

               o Clause (G) of the first paragraph will be amended by substituting "(B)" in lieu of "(G)"; and

               o The second paragraph will be amended by substituting "upon compliance with the conditions set forth above," in lieu of "prior to the end of the 123-day (or one year) period referred to in clause (B)(ii)(y) of this
                    Section 8.02, none of the Company's or the Guarantors obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one-year) period with respect to this Section 8.02,".

          o    Section 8.07 Insiders.

               o Section 8.07 will be amended by substituting "Section" in lieu of "Sections 8.02(B)(ii)(y) and".

The foregoing is qualified in its entirety by reference to the Indentures and the attachments to this Consent Solicitation Statement, which contain the text of the provisions as amended pursuant to the Proposed Amendments.

                     EFFECTS OF THE PROPOSED AMENDMENTS

     If the Proposed Amendments to the Indentures become operative, such Proposed Amendments will eliminate certain conditions to the defeasance and discharge of the Notes and related provisions contained in the Indentures. The elimination or modification of these provisions would permit Impsat to take certain actions previously prohibited or limited by certain restrictions in the Indentures, including, but not limited to, defeasing and discharging the Notes without delivering to the Trustee an opinion of counsel confirming that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance and discharge had not occurred, without violating the provisions of the Indentures. After the Proposed Amendments to the Indentures become operative, which will occur at the Effective Time of the Merger, Impsat may legally defease and discharge the Notes issued under the Indentures in accordance with the terms of the Indentures as modified by the Supplemental Indentures. Because the Proposed Amendments would eliminate the delayed effectiveness of a defeasance of the Notes, it is possible that following the Effective Time of the Merger, Impsat may defease the Notes and in such event Impsat would not be required to commence an Offer to Purchase (as defined in Section 1.01 of the Indentures) at the Change of Control Redemption Price (as defined in
Section 4.12 of the Indentures).

                          THE CONSENT SOLICITATION

GENERAL

     The principal purpose of the Consent Solicitation is to obtain Consents to adopt the Proposed Amendments. The Consents are being solicited in connection with the Merger. See "The Proposed Amendments to the Indentures."

     Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indentures. The changes sought to be effected by the Proposed Amendments will not alter our obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes, except as expressly set forth in this Consent Solicitation Statement.

     After receipt of the Requisite Consents, we will execute the Supplemental Indentures with the Guarantor and Trustee. The Supplemental Indentures will provide that they will become effective upon execution by Impsat, the Guarantor and the Trustee, and that the Proposed Amendments will become operative at the Effective Time of the Merger.

     We will be deemed to have accepted the Consents if, as and when we execute the Supplemental Indentures. Thereafter, all Holders of Series A Notes, including non-consenting Holders, and all subsequent Holders of Series A Notes will be bound by the Proposed Series A Amendment and all Holders of Series B Notes, including non-consenting Holders, and all subsequent Holders of Series B Notes will be bound by the Proposed Series B Amendment. Whether or not the Requisite Series A Consent is received, if the Consent Solicitation with respect to the Series A Notes is terminated for any reason on or prior to the Expiration Time, or the conditions thereto are neither satisfied nor waived, the Consents with respect to the Series A Notes will be voided and the Series A Consent Payment will not be paid. Whether or not the Requisite Series B Consent is received, if the Consent Solicitation with respect to the Series B Notes is terminated for any reason on or prior to the Expiration Time, or the conditions thereto are neither satisfied nor waived, the Consents with respect to the Series B Notes will be voided and the Series B Consent Payment will not be paid. By executing the Supplemental Indentures, we will irrevocably agree to pay the Consent Payments.

     In addition to the use of the mail, Consents may be solicited by officers and other employees of Impsat, without any additional remuneration, in person or by telephone or facsimile transmission. We have retained Goldman Sachs as the Solicitation Agent to aid in the solicitation of Consents.

     Before, during or after the Consent Solicitation, the Solicitation Agent, Impsat and any of their respective affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Any future purchases will depend on various factors at that time.

REQUISITE CONSENTS

     Impsat may amend each Indenture with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Series A Notes is $67,308,419 and the aggregate outstanding principal amount of the Series B Notes is $25,595,000. As contemplated by Section 2.10 of the Indentures, Notes held by Impsat or any Affiliate (as defined in Section 1.01 of the Indentures) of Impsat are deemed to be not outstanding in determining whether the Holders of the requisite principal amount have given Consents.

     The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had voted "against" the Proposed Amendments.

CONSENT PAYMENTS

     Subject to satisfaction or waiver of the terms of the Consent Solicitation, Impsat will make cash payments to Consenting Holders of the Series A Notes as of the Record Date of $2.50 per $1,000 in aggregate principal amount of Series A Notes for which Consent is given, which payment will be made by Impsat on or promptly after the Effective Date of the Series A Supplemental Indenture. Furthermore, Impsat will make cash payments to Consenting Holders of Series B Notes as of the Record Date of $2.50 per $1,000 in aggregate principal amount of Series B Notes for which Consent is given, which payment will be made by Impsat on or promptly after the Effective Date of the Series B Supplemental Indenture.

     No accrued interest will be paid on the Consent Payments. The Series A Consent Payment will not be paid before the Series A Supplemental Indenture has been executed and the Series B Consent Payment will not be paid before the Series B Supplemental Indenture has been executed. We expect to execute the Supplemental Indentures and to make the applicable Consent Payments promptly after the Expiration Time and on or before the close of business on the first business day following the Expiration Time. The Tabulation Agent will act as agent for the Consenting Holders for the purpose of receiving payments from Impsat and transmitting such payments to the Consenting Holders.

     Notwithstanding any subsequent transfer of its Notes, subject to receipt of the Requisite Series A Consent, or the Requisite Series B Consent, as applicable, any Consenting Holder whose properly executed Consent has been received by the Tabulation Agent (and not revoked) on or prior to the Expiration Time will be eligible to receive the Consent Payments payable in respect of such Notes unless the Consent Solicitation is terminated with respect to such Notes for any reason on or prior to the Expiration Time. Any subsequent transferees of Notes of such Holders, and any Holders (and their transferees) who do not timely deliver (or who revoke) a valid Consent, will not be entitled to receive the Consent Payments, even if the applicable Proposed Amendment becomes effective and, as a result, becomes binding on them. A beneficial owner of an interest in Notes held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Notes, to cause Consents to be given in respect of such Notes on or before the Expiration Time. See "Consent Procedures."

EXPIRATION TIME; EXTENSIONS

     The Consent Solicitation will be open until 5:00 p.m., New York City time, on November 15, 2006, unless earlier terminated or extended by Impsat in its sole discretion. Consents may not be revoked after the Expiration Time. Impsat and the Guarantor intend to execute the Supplemental
Indentures at or promptly after the Expiration Time. The Supplemental Indentures provide that they will become effective on the date they are executed by Impsat, the Guarantor and the Trustee (the "EFFECTIVE DATE"). The Supplemental Indentures will give effect to the Proposed Amendments, which will become operative at the Effective Time of the Merger.

     Impsat reserves the right to extend all or any portion of the Consent Solicitation at any time and from time to time, whether or not the Requisite Series A Consent or the Requisite Series B Consent has been received, by giving oral or written notice to the Solicitation Agent and the Tabulation Agent no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Time. Any such extension will be followed as promptly as practicable by notice of the extension by press release or other public announcement (or by written notice to the Holders of the Series A Notes or the Series B Notes, as applicable). Such announcement or notice may state that Impsat is extending the Consent Solicitation for a specified period of time or on a daily basis.

     Impsat reserves the right:

     o to extend the Expiration Time, with respect to the Series A Notes or the Series B Notes from time to time;

     o    to  waive  in whole  or in part  any  conditions  to the  Consent
          Solicitation;

     o to terminate the Consent Solicitation at any time on or prior to the Expiration Time; and

     o to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Series A Consent or the Requisite Series B Consent has been received.

CONDITIONS OF THE CONSENT SOLICITATION

     The consummation of the Consent Solicitation with respect to the Notes (including the payment of the Consent Payments) is conditioned on (i) there being received by the Tabulation Agent (and not revoked), on or before the Expiration Time, the Requisite Consents, (ii) the execution of the Supplemental Indentures by Impsat, the Guarantor and the Trustee and (iii) the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would make unlawful or invalid or would enjoin or delay the implementation of the Proposed Amendments, the entering into of the Supplemental Indentures, the payment of any Consent Payments on the Notes or the closing of the Merger or question the legality or validity of any thereof.

     The Consent Solicitation with respect to the Series A Notes is conditioned upon receipt by Impsat of the Requisite Series B Consent and the Consent Solicitation with respect to the Series B Notes is conditioned upon receipt by Impsat of the Requisite Series A Consent. By executing the Supplemental Indentures, Impsat will irrevocably agree to cause the Consent Payments to be paid. If the Consent Solicitation is abandoned or terminated for any reason, Impsat shall as promptly as practicable give notice thereof to the Holders and the Consents (and the related waivers) will be voided, and no Consent Payments will be paid.

FAILURE TO OBTAIN THE REQUISITE CONSENTS

     In the event the Requisite Consents are not obtained and the Consent Solicitation is terminated, the Supplemental Indentures will not be executed, the Consent Payments will not be paid, and the Proposed Amendments will not become operative.

RECORD DATE

     We have fixed 5:00 p.m., New York City time, on November 1, 2006 as the Record Date.

CONSENT PROCEDURES

     The Consent Solicitation is being made to all persons in whose name a Note was registered as of the Record Date. Only Holders (i.e., persons in whose name a Note is registered or their duly designated proxies) on the Record Date may execute and deliver a Letter of Consent. DTC will issue an "omnibus proxy" authorizing DTC Participants as of the Record Date (as set forth in a securities position listing of DTC as of the Record Date) to execute Consents with respect to those Notes as if those DTC Participants were the holders of record of those Notes as of the Record Date; accordingly, Impsat will deem those DTC Participants for purposes hereof to be holders of record of those Notes as of the Record Date, and we will deem Consents executed by those DTC Participants or their duly appointed proxies with respect to those Notes (or Agent's Messages (as defined below) transmitted by DTC in lieu thereof) to be valid Consents with respect to those Notes. Accordingly, for the purposes of this Consent Solicitation, the term "HOLDER" shall be deemed to mean record holders and DTC Participants who held Notes through DTC as of the Record Date.

     In order to cause a Consent to be given with respect to Notes held by a Holder, the Holder must complete, sign and date the appropriate form of Letter of Consent, and mail or deliver it to the Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement for delivery on or before the Expiration Time pursuant to the procedures set forth herein and therein. A Letter of Consent must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to Impsat. If Notes to which a Letter of Consent relates are held by two or more joint holders, all such holders must sign the Letter of Consent. If a signature is by a proxy, trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to Impsat of such person's authority so to act. If Notes are registered in different names, separate Letter of Consents must be executed covering each form of registration.

     In order to cause a Consent to be given with respect to Notes held through DTC, such DTC Participant must complete and sign the Letter of Consent (or procure an Agent's Message (as defined below) in lieu thereof) and mail or deliver it to the Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

     A beneficial owner of an interest in Notes ("BENEFICIAL OWNER") held through a DTC Participant must properly instruct, by Agent's Message (as defined below) or otherwise as permitted, such DTC Participant to cause a Consent to be given in respect of such Notes on such Beneficial Owner's behalf. The term "AGENT'S MESSAGE" means a message, transmitted by DTC to and received by the Tabulation Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the consenting DTC Participant, which acknowledgment states that such DTC Participant has received and agrees to be bound by the Consent and that we may enforce such Consent against such DTC Participant.

     Giving a Consent will not affect a Holder's right to sell or transfer the Notes but will be binding on any transferee. All Consents received by the Tabulation Agent (and not revoked) on or before the Expiration Time will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder revokes such Consent prior to the Expiration Time by following the procedures set forth under "-- Revocation of Consents" below.

     HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE FOR DELIVERY PRIOR TO THE EXPIRATION TIME THEIR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF CONSENT TO THE TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE LETTER OF CONSENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. HOLDERS WHO DELIVER THEIR CONSENT BY FACSIMILE SHOULD CONFIRM THEIR FACSIMILE TRANSMISSION BY PHYSICAL DELIVERY IMMEDIATELY THEREAFTER.

     CONSENTS SHOULD BE DELIVERED TO THE TABULATION AGENT. DELIVERY TO IMPSAT, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TRUSTEE OR DTC DOES NOT CONSTITUTE DELIVERY TO THE TABULATION AGENT. HOWEVER, IMPSAT
RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY IMPSAT, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TRUSTEE OR DTC.

     HOLDERS SHOULD NOT TENDER OR DELIVER THEIR NOTES AT ANY TIME.

     If a Consent relates to less than the aggregate principal amount of Notes that such Holder holds directly or through DTC, the Holder must list the series and principal amount of Notes that such Holder holds to which the Consent relates. If no aggregate principal amount of the Notes as to which a Consent is delivered is specified but the Letter of Consent is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendments with respect to the entire aggregate principal amount of Notes that such Holder holds directly or through DTC.

     The registered ownership of a Note as of the Record Date shall be proved by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by Impsat in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. We reserve the right to reject any or all Consents that are not in proper form or the acceptance of which could, in our or our counsel's opinion, be unlawful. We also reserve the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we determine. None of Impsat or any of its Affiliates (as defined in Section 1.01 of the Indentures), the Solicitation Agent, the Tabulation Agent, the Information Agent, the Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. Our interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

REVOCATION OF CONSENTS

     Each properly completed and executed Letter of Consent will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

     Prior to the Expiration Time, any Holder may revoke any Consent given as to its Notes or any portion of such Notes (in integral multiples of $1,000). A Holder desiring to revoke a Consent must, on or prior to the Expiration Time, deliver to the Tabulation Agent at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or account numbers in the case of a DTC Participant), the principal amount of Notes to which such revocation relates and the signature of such Holder.

     A revocation must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to Impsat. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of the Consent Solicitation
Statement. Only a Holder of Notes is entitled to revoke a Consent previously given by such Holder of Notes. A Beneficial Owner who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Tabulation Agent on such Beneficial Owner's behalf, or to such Beneficial Owner for forwarding to the Tabulation Agent by such Beneficial Owner, a revocation of any Consent already given with respect to such Notes.

     A Holder who has delivered a revocation at any time prior to the Expiration Time may thereafter deliver a new Consent in accordance with procedures described in this Consent Solicitation Statement.

     Prior to the Expiration Time, we intend to consult with the Tabulation Agent and the Solicitation Agent to determine whether the Tabulation Agent has received any revocations of Consents. We reserve the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of Impsat, any of its Affiliates (as defined in Section 1.01 of the Indentures), the Trustee, the Solicitation Agent, the Tabulation Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such notification.

       CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain material United States Federal income tax consequences of the Consent Solicitation, Proposed Amendments, and/or the Consent Payments, to Beneficial Owners of Notes, and is for general information only. It is based on the Internal Revenue Code of 1986, as amended (the "CODE"), existing and proposed Treasury regulations and judicial and administrative rulings, all of which are subject to change or differing interpretations, possibly with retroactive effect. Impsat has not sought any rulings from the Internal Revenue Service (the "IRS") with respect to the statements made and positions taken in this summary. Therefore, the IRS may assert a position contrary to the positions stated below, and a court may agree with any such assertion. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Consent Solicitation, Proposed Amendments, and/or the Consent Payments. This summary applies only to Notes held as capital assets (within the meaning of Section 1221 of the Code), and does not purport to address all aspects of United States Federal income taxation that may be relevant to particular Holders in light of their individual circumstances and does not address issues which may be specific to Holders subject to special treatment under the Code (such as brokers or dealers in securities or foreign currencies, tax-exempt entities, real estate investment trusts, persons subject to the alternative minimum tax, partnerships or other pass-through entities for United States Federal income tax purposes, banks, financial institutions, insurance companies, persons who hold the Notes as part of a straddle, conversion transaction, hedge or other integrated investment, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, controlled foreign corporations and certain United States expatriates), nor does it discuss any aspects of state, local, estate, gift or foreign tax laws.

     THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ADDITIONAL ISSUES MAY EXIST THAT ARE NOT ADDRESSED IN THIS DISCLOSURE AND THAT COULD AFFECT THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF THE CONSENT SOLICITATION, PROPOSED AMENDMENTS, AND/OR THE CONSENT PAYMENTS. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC UNITED STATES FEDERAL, STATE, LOCAL, ESTATE, GIFT AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE CONSENT SOLICITATION AND PROPOSED AMENDMENTS AND/OR THE RECEIPT OF THE CONSENT PAYMENTS.

     TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE THAT MAY BE IMPOSED ON A HOLDER;
(B) ANY SUCH DISCUSSION IS INCLUDED HEREIN BY IMPSAT IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY IMPSAT OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

     For purposes of this discussion, a "U.S. HOLDER" means a beneficial owner of Notes who or which is (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States Federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States Federal income taxation regardless of its source, or (iv) a trust which (a) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions or (b) has made a valid election under applicable Treasury regulations to be treated as a United States person. For purposes of this discussion, a "NON-U.S. HOLDER" means a beneficial owner of Notes that is not a U.S. Holder.

     If a partnership (including any entity treated as a partnership or other pass-through entity for United States Federal income tax purposes) is a Holder, the United States Federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular United States Federal income tax consequences applicable to them.

     An individual may be treated as a resident of the United States in any calendar year for United States Federal income tax purposes, instead of a nonresident, by, among other ways, being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, an individual would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

Tax Consequences to U.S. Holders

DEBT MODIFICATION RULES

     Generally, the modification of a debt instrument (including a change in the yield) will be treated as a "deemed exchange" of an "old" debt instrument for a "new" debt instrument for United States Federal income tax purposes if such modification is "significant" within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the "REGULATIONS"). Such a deemed exchange would be a taxable event, unless a non-recognition provision of the Code were to apply. Under the Regulations, the modification of a debt instrument is "significant" if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." The Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Regulations also provide that a change in the yield of certain debt instruments generally constitutes a significant modification if the yield of the modified debt instrument varies from the yield of the unmodified debt instrument by more than the greater of 25 basis points or 5 percent of the annual yield on the unmodified debt instrument.

     The application of the Regulations to the adoption of the Proposed Amendments and the payment of the Consent Payments is unclear. Although the matter is not free from doubt, Impsat intends to take the position that the adoption of the Proposed Amendments and the payment of the Consent Payments will not cause a significant modification of the Notes under the Regulations, and thus, there should not be a deemed exchange of "old" Notes for "new" Notes. If, in accordance with this position, the adoption of the Proposed Amendments and the payment of the Consent Payments were not treated as a deemed exchange, the amended Notes would be treated as a mere continuation of the original Notes for United States Federal income tax purposes. If, however, any subsequent amendment of the Notes is made, such subsequent amendment generally would be considered together with the Proposed Amendments for purposes of determining whether a significant modification of the Notes has occurred. If such subsequent amendment and the Proposed Amendments would have constituted a significant modification if made as a single change, then a significant modification will occur at the time of the subsequent amendment.

     Even if the adoption of the Proposed Amendments and the payment of all or a portion of the Consent Payments were treated as a significant modification of the Notes resulting in a deemed exchange, subject to the discussion regarding the Consent Payments below, such deemed exchange would likely constitute a tax-free recapitalization if both the "old" Notes and the "new" Notes are treated as "securities" for United States Federal income tax purposes. An instrument constitutes a "security" for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a "security," one of the most important factors  is the  original  term of the  instrument,  or the  length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as "securities," and instruments with an original term of less than five years are unlikely to be treated as "securities," but the IRS has publicly ruled that debt instruments with a term of less than five years may be "securities" if issued in exchange for debt instruments having the same maturity date and terms (other than interest rate), and which had an original term of greater than ten years. The "old" Series A Notes had an original term of approximately eight years and the "old" Series B Notes had an original term of approximately eight years. The "new" Series A Notes have a remaining term of approximately five years and the "new" Series B Notes have a remaining term of approximately five years. Therefore, it is uncertain whether the respective "old" or "new" Notes qualify as "securities."

     If there is a deemed exchange of "old" Notes for "new" Notes and the deemed exchange does not qualify as a tax-free recapitalization, the United States Federal tax consequences of the adoption of the Proposed Amendments and/or the payment of the Consent Payments could materially differ from those described herein. In such event, among other things, U.S. Holders could recognize taxable gain, or, subject to certain limitations, loss on the deemed exchange. A portion of such gain could be subject to ordinary income treatment if the U.S. Holder acquired the Notes at a market discount. In addition, a U.S. Holder's adjusted tax basis in the "new" Notes generally would equal their issue price, and the U.S. Holder would have a new holding period in the "new" Notes commencing on the day after the deemed exchange. A U.S. Holder that recognizes gain on a deemed exchange may, if the Notes are not "traded on an established securities market" within the meaning of Section 453(k) of the Code, be able to report such gain using the installment method, which generally would permit the U.S. Holder to defer recognition of part or all of that gain until payments are received. Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the classification of the Notes as "securities" for United States Federal income tax purposes.

     If there is a deemed exchange and neither the "old" Notes nor the "new" Notes are "publicly traded" property, the issue price of the "new" Notes will be (i) the stated redemption price at maturity of the "new" Notes, if the "new" Notes bear adequate stated interest, or (ii) the imputed principal amount, if the "new" Notes do not bear adequate stated interest. The stated redemption price at maturity of the "new" Notes is the sum of all payments provided by the "new" Notes other than qualified stated interest. Because all the interest provided by the "new" Notes would be qualified stated interest, the stated redemption price at maturity of the "new" Notes would be equal to the stated principal amount of the "new" Notes.

     If, however, the "new" Notes are "publicly traded" property, the issue price of the "new" Notes will be equal to the fair market value of the "new" Notes on the date of the deemed exchange. If the "new" Notes are not, but the "old" Notes are, "publicly traded" property, the issue price of the "new" Notes will be the fair market value of the "old" Notes on the date of the deemed exchange. The "old" Notes or "new" Notes would generally be considered "publicly traded" property if, at any time during the 60-day period ending 30 days after the date of the deemed exchange (i) they appear on a system of general circulation that provides a reasonable basis to determine the fair market value of the "old" Notes or the "new" Notes by disseminating either actual prices (including rates, yields, or other pricing information) of recent sales transactions, or recent price quotations (including rates, yields, or other pricing information) of one or more brokers, dealers, or traders, or, possibly, (ii) price quotations are readily available from dealers, brokers or traders.

     If there is a deemed exchange that is treated as a tax-free recapitalization, a U.S. Holder will have an initial tax basis in the "new" Notes received in the deemed exchange equal to the U.S. Holder's tax basis in the "old" Notes deemed exchanged therefor immediately prior to the deemed exchange, and the U.S. Holder's holding period for the "new" Notes will include the period during which the U.S. Holder held the "old" Notes deemed surrendered in the deemed exchange. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE POSSIBILITY AND TAX CONSEQUENCES OF A DEEMED EXCHANGE RESULTING FROM THE ADOPTION OF THE PROPOSED AMENDMENTS AND THE PAYMENT OF THE CONSENT PAYMENTS.

CONSENT PAYMENTS

     The United States Federal income tax consequences of the receipt of the Consent Payments are unclear. In the absence of an administrative or judicial decision to the contrary with respect to consent fees generally or with respect to the Consent Payments, Impsat intends to treat the Consent Payments paid to U.S. Holders, for United States Federal income tax purposes, as a separate fee for consenting to the Proposed Amendments. If this treatment is not respected, the Consent Payments may be treated as additional interest on the Notes. In either case, a U.S. Holder would be required to recognize the Consent Payments as ordinary income for United States Federal income tax purposes.

     If there is a deemed exchange, as described above, it is possible that the Consent Payments may be treated as additional consideration received in the deemed exchange. In the case of a deemed exchange treated as a recapitalization, a U.S. Holder would generally recognize capital gain (except to the extent treated as ordinary income under the market discount rules or to the extent of the portion, if any, of the "new" Notes deemed received that is attributable to accrued but unpaid interest on the Notes not previously included in the U.S. Holder's income), but not loss, equal to the lesser of (i) the excess of (a) the sum of the issue price of the "new" Notes and the Consent Payments received over (b) the U.S. Holder's adjusted tax basis in the Notes immediately prior to the adoption of the Proposed Amendments and (ii) the amount of the Consent Payments.

ORIGINAL ISSUE DISCOUNT

     The Notes were issued with "original issue discount" ("OID"), due to the two-year interest holiday. Under the OID rules, U.S. Holders of the Notes have been required to include OID in gross income for the period during which it accrued, regardless of whether such U.S. Holder has received cash attributable to such OID. The amount of OID that is to be accrued and included in income with respect to the Notes is determined for each accrual period during the term of the Notes under the constant yield method, regardless of a U.S. Holder's regular method of accounting.

     If the adoption of the Proposed Amendments and the payment of the Consent Payments do not result in a deemed exchange of "old" Notes for "new" Notes, a U.S. Holder will continue to accrue OID under the constant yield method pursuant to the same schedule. However, if there is a deemed exchange, the "new" Notes will not be considered issued with OID, if the issue price of the "new" Notes is at least equal to the stated redemption price at maturity of the "new" Notes, which, in the case of the "new" Notes, will be equal to the stated principal amount of the "new" Notes. If there is a deemed exchange and the stated redemption price at maturity exceeds the issue price of the "new" Notes, the "new" Notes will be considered issued with OID (with an exception for certain de minimis amounts) and a U.S. Holder will be required to include such OID in gross income under the constant yield method.

     If a U.S. Holder's tax basis in the "new" Notes exceeds the issue price of the "new" Notes, but is not more than the stated redemption price at maturity of the "new" Notes, the resulting acquisition premium would be amortized by the U.S. Holder to offset OID accruals. If the U.S. Holder's tax basis in the "new" Notes exceeds the stated redemption price at maturity of the "new" Notes, there will be no OID accruals for such U.S. Holder and the resulting premium may be amortizable over the term of the "new" Notes, if the U.S. Holder elects.

BACKUP WITHHOLDING

     A U.S. Holder who fails to complete a substitute Form W-9 (included in the relevant Letter of Consent) may be subject to backup withholding at the rate of 28% with respect to the receipt of the Consent Payments and payments of interest (including OID) on the Notes unless such U.S. Holder
(i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) otherwise provides a correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder's United States Federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS in a timely manner.

DEFEASANCE

     Regardless of the United States Federal income tax consequences of the Proposed Amendments, after the Proposed Amendments become effective, Impsat may legally satisfy and discharge the Notes in accordance with the terms of the Indentures as modified by the Supplemental Indentures. The Proposed Amendments, among other things, would remove the requirement that prior to legally defeasing and discharging the Notes, Impsat obtain an opinion of counsel to the effect that Holders will not recognize income, gain or loss for United States Federal income tax purposes upon such defeasance and discharge. If Impsat legally defeases and discharges the Notes, U.S. Holders who hold Notes at the time of a legal defeasance and discharge will likely be treated as exchanging their Notes in a taxable transaction. U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A LEGAL DEFEASANCE AND DISCHARGE.

     U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THEIR TAX TREATMENT RESULTING FROM THE ADOPTION OF THE PROPOSED AMENDMENTS, THE RECEIPT OF THE CONSENT PAYMENTS AND THEIR TAX TREATMENT IF THE NOTES ARE LEGALLY DEFEASED AND DISCHARGED, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Tax Consequences to non-U.S. Holders

DEBT MODIFICATION

     A non-U.S. Holder generally will not be subject to United States Federal income taxation on gain (if any) recognized in connection with a deemed exchange of "old" Notes for "new" Notes (subject to withholding obligations discussed below, to the extent that amounts received in such exchange by a non-U.S. Holder are treated as payments of accrued interest) unless income in respect of the "old" Notes is treated as effectively connected to the conduct of a trade or business by the non-U.S. Holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. Holder) or, in the case of a non-resident alien individual non-U.S. Holder, the non-U.S. Holder is present in the United States for 183 days or more in the year of the deemed exchange and certain other conditions are met. In such case, the United States Federal income tax consequences to such non-U.S. Holder would be the same as those applicable to U.S. Holders described above. In addition, if such non-U.S. Holder is a foreign corporation, such non-U.S. Holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

CONSENT PAYMENTS

     In the absence of clear guidance regarding whether United States Federal withholding tax is required to be withheld with respect to the Consent Payments paid to non-U.S. Holders, Impsat intends to withhold tax at a rate of 30% from a Consent Payment paid to a non-U.S. Holder, except to the extent (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States with which the receipt of the Consent Payments is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the Consent Payments paid to the non-U.S. Holder and the non-U.S. Holder provides a properly executed IRS Form W-8BEN. NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE AVAILABILITY OF A REFUND OF ANY UNITED STATES FEDERAL WITHHOLDING TAX.

WITHHOLDING, BACKUP WITHHOLDING AND INFORMATION REPORTING

     A United States corporation is an "80/20 company" if at least 80 percent of its gross income during an applicable testing period is, directly or through its subsidiaries, "active foreign business income." At present, Impsat believes that it may be an 80/20 company for United States Federal income tax purposes. If Impsat is an 80/20 company, a non-U.S. Holder generally would not be subject to United States income tax on payments of interest (including OID) unless such non-U.S. Holder has an office or fixed place of business in the United States to which the interest is attributable and the interest is derived in the active conduct of a banking, financing or similar business within the United States. Special rules apply to payments of interest to non-U.S. Holders related to Impsat.

     If Impsat is not an 80/20 company, interest paid to a non-U.S. Holder generally will be subject to United States withholding tax at a rate of 30% except to the extent (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States with which the receipt of the interest is effectively connected and provides a properly executed IRS Form W-8ECI, (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the interest and the non-U.S. Holder provides a properly executed IRS Form W-8BEN, or (iii) the "portfolio interest" exception of the Code applies. Generally, interest will qualify as portfolio interest if the non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is not a controlled foreign corporation with respect to which Impsat is a "related person" within the meaning of the Code, (iii) is not a bank that is receiving the interest on a loan made in the ordinary course of its trade or business, and (iv) certifies, under penalties of perjury on a Form W-8BEN (or such successor form as the IRS designates), prior to the payment that such non-U.S. Holder is not a U.S. person and provides such non-U.S. Holder's name and address. Additional withholding obligations may apply if the adoption of the Proposed Amendments and the payment of the Consent Payments were treated as a significant modification of the Notes resulting in a deemed exchange, to the extent that amounts received in such exchange by a non-U.S. Holder are treated as payments of accrued interest (including OID). In addition, if such non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     In general, interest (including OID) and payments on the Notes payable by a U.S. paying agent or other U.S. intermediary may be subject to information reporting. In addition, backup withholding at a rate of 28% may apply to these payments if the non-U.S. Holder fails to provide the certification on IRS Form W-8 described above or otherwise does not provide evidence of exempt status. Non-U.S. Holders that are exempt non-U.S. Holders and comply with certain certification requirements are not subject to backup withholding. Any amount paid as backup withholding will be creditable against the non-U.S. Holder's United States Federal income tax liability provided that the required information is timely furnished to the IRS.

DEFEASANCE

     Regardless of the United States Federal income tax consequences of the Proposed Amendments, after the Proposed Amendments become effective, Impsat may legally satisfy and discharge the Notes in accordance with the terms of the Indentures as modified by the Supplemental Indentures. The Proposed Amendments, among other things, would remove the requirement that prior to legally defeasing and discharging the Notes, Impsat obtain an opinion of counsel to the effect that Holders will not recognize income, gain or loss for United States Federal income tax purposes upon such defeasance and discharge. If Impsat legally defeases and discharges the Notes, non-U.S. Holders who hold Notes at the time of a legal defeasance and discharge will likely be treated as exchanging their Notes in a taxable transaction. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A LEGAL DEFEASANCE AND DISCHARGE.

     NON-U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING AND BACKUP WITHHOLDING, INCLUDING THEIR ELIGIBILITY FOR A WITHHOLDING AND/OR BACKUP WITHHOLDING TAX EXEMPTION OR REDUCTION AND THE POSSIBILITY OF FILING THE APPROPRIATE IRS FORM W-8, AS WELL AS THE POSSIBILITY OF CLAIMING A REFUND, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

     THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE AND IS NOT A SUBSTITUTE FOR PROFESSIONAL TAX ADVICE. HOLDERS OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF PAYMENT OF THE CONSENT PAYMENTS AND THE ADOPTION OF THE PROPOSED AMENDMENTS, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

                         FORWARD-LOOKING STATEMENTS

     Certain statements set forth or incorporated by reference in this Consent Solicitation Statement constitute "forward-looking statements" as that term is defined under Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. "Forward looking statements" include those identified as such in SEC filings incorporated herein by reference. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances, and you should not place undue reliance on these forward-looking statements.

     Impsat does not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements herein is contained in the company's filings with the SEC. Copies of these filings may be obtained by contacting Impsat or the SEC, including those identified in our Form 10-K for the year ended December 31, 2005 under the heading "Risk Factors."

          SOLICITATION AGENT; TABULATION AGENT; INFORMATION AGENT

     We have retained Goldman Sachs as Solicitation Agent, Georgeson Inc. to act as Information Agent and The Bank of New York to act as Tabulation Agent in connection with the Consent Solicitation. In its capacity as Solicitation Agent, Goldman Sachs may contact Holders regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Consent Solicitation Statement and related materials to Beneficial Owners of Notes. The Tabulation Agent will be responsible for collecting Consents. In addition, the Tabulation Agent will act as agent for the Holders giving Consents for the purpose of receiving the Consent Payments from us and then transmitting payment to such Holders. The Solicitation Agent, the Information Agent and the Tabulation Agent will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses from us. We have agreed to indemnify the Solicitation Agent, the Information Agent and the Tabulation Agent against certain liabilities, including liabilities under Federal securities laws.

     The Solicitation Agent, the Information Agent and the Tabulation Agent do not assume any responsibility for the accuracy or completeness of the information contained in this Consent Solicitation Statement or any failure by Impsat to disclose events that may have occurred and may affect the significance or accuracy of such information.

     Requests for assistance in filling out and delivering Consents may be directed to the Solicitation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement. Requests for additional copies of this Consent Solicitation Statement or the Letter of Consent may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

                       The Trustee for the Notes is:

                            THE BANK OF NEW YORK

                             101 Barclay Street
                                Floor 4 East
                          New York, New York 10286
                 Attention: Corporate Trust Administration

     Questions regarding the Consent Solicitation or the procedure for Consenting, as well as requests for assistance or additional copies of this Consent Solicitation Statement or the Letter of Consent may
     be directed to the Information Agent at its address and telephone number listed below. You may also contact your broker, dealer, commercial bank trust company or other nominee for assistance with the Consent Solicitation.

           The Information Agent for the Consent Solicitation is:

                               GEORGESON INC.

                        17 State Street, 10th Floor
                             New York, NY 10004
                  Banks and Brokers call: (212) 440 -9800
                         Toll Free: (866) 277-5068

 Manually signed facsimile copies of the Letter of Consent will be accepted.
   The Letter of Consent and any other required documents should be sent or delivered by each Holder or such Holder's broker, dealer, commercial bank, trust company or other nominee to the Tabulation Agent at its address set forth below.

           The Tabulation Agent for the Consent Solicitation is:

                            THE BANK OF NEW YORK


          By Mail:                      By Facsimile Transmission:              By Hand or Overnight Courier:
                                             (212) 298-1915

101 Barclay Street, Floor 7 East      For Eligible Institutions Only:          101 Barclay Street, Floor 7 East
  New York, New York 10286                                                          New York, New York 10286
 Attn: Corporate Trust Operations    For Confirmation Only Telephone:          Attn: Corporate Trust Operations
      Reorganization Unit                     (212) 815-5098                        Reorganization Unit


          The Solicitation Agent for the Consent Solicitation is:

                            GOLDMAN, SACHS & CO.

                       One New York Plaza, 48th Floor
                          New York, New York 10004
                         Toll Free: (800) 828-3182
                          Collect: (212) 357-0775
                  Attn: Credit Liability Management Group

                                ATTACHMENT A

               THE PROPOSED AMENDMENTS TO THE SERIES A NOTES

The following summary of specific provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Series A Notes Indenture, including the definitions therein of specific terms. Wherever particular sections or defined terms of the Indentures are referred to, such sections or defined terms are incorporated by reference. All references to the "Indenture" in this Attachment A are references to the Series A Indenture dated as of March 25, 2003, as amended or supplemented from time to time, between Impsat, the subsidiary guarantors named therein and the Series A Notes Trustee.

Holders of Series A Notes who desire to be eligible to receive the Consent Payments must deliver a Consent to the Proposed Amendments on or prior to the Expiration Time. If the Requisite Consents are obtained, the Series A Notes are accepted for payment and the Proposed Amendments are effected, the Proposed Amendments will modify the following provisions in the Series A Notes Indenture in order to eliminate certain conditions to the defeasance and discharge of the Series A Notes. Analogous provisions will be modified in the Series B Notes. The provisions of the Series A Notes Indenture reprinted below are qualified in their entirety by reference to the Series A Notes Indenture. Capitalized terms used in this Attachment A without definition have the same meanings as set forth in the Series A Notes Indenture.

TEXT OF SECTIONS TO BE MODIFIED BY THE PROPOSED AMENDMENTS

     Pursuant to the Proposed Amendments the following sections of the Series A Notes Indenture will be modified, including the elimination of the text marked as deleted below.

Section 8.02.  Defeasance and Discharge of Indenture.
               -------------------------------------


The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities and the provisions of this Indenture will no longer be in effect with respect to the Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

  (A) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause
(A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of the Company expressed in an Officers' Certificate thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities at Final Maturity of such principal or interest; provided that (1) such trustee, if any, shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee, and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities; and

  (B) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section
8.02 have been complied with.

  Notwithstanding the foregoing, upon compliance with the conditions set forth above, the Company's and the Guarantor's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.14, 4.01, 4.02,
4.13. 4.19, 4.20, 7.07, this Article Eight and Article Eleven shall survive unless otherwise terminated or discharged hereunder until the Securities are paid in full. Thereafter, only the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.


  After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantor's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

Section 8.07.  Insiders.
               --------


With respect to the determination of the Persons constituting beneficial owners of Securities and whether any such Person is an "insider" for purposes of Section 8.03(iv)(E), the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate.

                                ATTACHMENT B

               THE PROPOSED AMENDMENTS TO THE SERIES B NOTES

The following summary of specific provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Series B Notes Indenture, including the definitions therein of specific terms. Wherever particular sections or defined terms of the Indentures are referred to, such sections or defined terms are incorporated by reference. All references to the "Indenture" in this Attachment A are references to the Series B Indenture dated as of March 25, 2003, as amended or supplemented from time to time, between Impsat, the subsidiary guarantors named therein and the Series B Notes Trustee.

Holders of Series B Notes who desire to be eligible to receive the Consent Payments must deliver a Consent to the Proposed Amendments on or prior to the Expiration Time. If the Requisite Consents are obtained, the Series B Notes are accepted for payment and the Proposed Amendments are effected, the Proposed Amendments will modify the following provisions in the Series B Notes Indenture in order to eliminate certain conditions to the defeasance and discharge of the Series B Notes. Analogous provisions will be modified in the Series B Notes. The provisions of the Series B Notes Indenture reprinted below are qualified in their entirety by reference to the Series B Notes Indenture. Capitalized terms used in this Attachment A without definition have the same meanings as set forth in the Series B Notes Indenture.

TEXT OF SECTIONS TO BE MODIFIED BY THE PROPOSED AMENDMENTS

     Pursuant to the Proposed Amendments the following sections of the Series B Notes Indenture will be modified, including the elimination of the text marked as deleted below.

Section 8.02.  Defeasance and Discharge of Indenture.
               -------------------------------------


The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities and the provisions of this Indenture will no longer be in effect with respect to the Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

   (A) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause
(A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of the Company expressed in an Officers' Certificate thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities at Final Maturity of such principal or interest; provided that (1) such trustee, if any, shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee, and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities; and

   (B) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

   Notwithstanding the foregoing, upon compliance with the conditions set forth above, the Company's and the Guarantor's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.14, 4.01, 4.02,
4.13. 4.19, 4.20, 7.07, this Article Eight and Article Eleven shall survive unless otherwise terminated or discharged hereunder until the Securities are paid in full. Thereafter, only the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.


   After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantor's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

Section 8.07.  Insiders.
               --------


With respect to the determination of the Persons constituting beneficial owners of Securities and whether any such Person is an "insider" for purposes of Section 8.03(iv)(E), the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate.